EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 5, 2020 with respect to the consolidated financial statements of Oncolytics Biotech Inc. (“Oncolytics”) as at December 31, 2019 and 2018 and for each of the years in the three year period ended December 31, 2019 included as an exhibit to or incorporated by reference in the Annual Report (Form 20-F) for 2019.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (Nos. 333-224432) and Registration Statements on Form S-8 (Nos. 333-171625 and 333-205708) of our report dated March 5, 2020 with respect to the consolidated financial statements of Oncolytics as at December 31, 2019 and 2018 and for each of the years in the three year period ended December 31, 2019 included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2019, as filed with the SEC.

Calgary, Alberta	/s/ Ernst & Young LLP
March 6, 2020	Chartered Professional Accountants